Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

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October 21, 2024
Abacus Life, Inc.
2101 Park Center Drive, Suite 200
Orland, Florida 32835
Re:  Registration Statement on Form S-3
To the addressee set forth above:
We have acted as special counsel to Abacus Life, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to an existing registration statement (the “Post-Effective Amendment”) of the Company on Form S-1 (File No. 333-273411) originally declared effective by the Securities and Exchange Commission (the “SEC”) on October 13, 2023 (the “Existing Registration Statement”). The Post-Effective Amendment is being filed to convert the Existing Registration Statement into a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (a) the offer and sale from time to time by the selling securityholders named in the Registration Statement (the “Selling Holders”) of (i) up to 70,700,000 shares (the “Selling Holders Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) up to 8,900,000 shares of Common Stock that may be issued upon the exercise of the private placement warrants originally issued in connection with the initial public offering of East Resources Acquisition Company, a blank-check company incorporated in Delaware (the “IPO”) at an exercise price of $11.50 per share (the “Private Placement Warrants”) and (iii) up to 8,900,000 Private Placement Warrants, and (b) the issuance by the Company of up to (i) up to 8,900,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants, and (ii) up to 16,654,140 shares of Common Stock issuable upon the exercise of the Company’s public warrants issued in connection with the IPO (the “Public Warrants”, together with the Private Placement Warrants, the “Warrants”; the shares of Common Stock issuable upon the exercise of the Warrants being the “Warrant Shares”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Selling Holders Shares, Warrants, and Warrant Shares.

October 21, 2024 Page 2
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraph 2 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.The outstanding Selling Holders Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
2.The Warrants are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m)

October 21, 2024 Page 3
provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.
With your consent, we have assumed (a) that each of the Warrants and warrant agreements governing the Warrants (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,
/s/ Latham & Watkins LLP